SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                October 27, 2004

                                  DONOBI, INC.
               (Exact Name of Registrant as Specified in Charter)


       NEVADA                          33-20783-D              84-1064958
(State or other jurisdiction      (Commission File No.)     (I.R.S. Employer
of incorporation or organization)                           Identification No.)


        3256 CHICO WAY NW, BREMERTON, WA                         98312
    (Address of principal executive offices)                   (Zip code)

     Registrant's telephone number, including area code:     (360) 782-4477

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     On October 27, 2004, DONOBi, Inc. (the "Company"), entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, LP. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell Capital Partners, LP shares of common stock for a total purchase price of up to $5.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital Partners LP will pay the Company 97% of, or a 3% discount to, the lowest volume weighted average price ("VWAP") of the Company's common stock as quoted by Bloomberg, LP on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the five days immediately following the notice date. Cornell Capital Partners, LP will also retain 5% of each advance under the Standby Equity Distribution Agreement. Cornell Capital Partner's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $250,000 per weekly advance and $1,000,000 per 30 days.

     Cornell Capital Partners, LP received a one-time commitment fee in the form of shares of the Company's common stock in an amount equal to $240,000 divided by the VWAP of the Company's Common Stock, as quoted by Bloomberg, LP, on October 27, 2004.

     The Company shall also paid Newbridge Securities Corporation a fee equal to $10,000 of the Company's common stock based on the price of the Company's common stock on October 27, 2004 under a placement agent agreement relating to the Standby Equity Distribution Agreement.

ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     On October 27, 2004, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP. Pursuant to the Securities Purchase Agreement, the Company shall issue up to $300,000 of convertible debentures to Cornell Capital Partners, LP. The $250,000 will be disbursed as follows: (i) $150,000, within five days of the closing of all the transaction documents with Cornell Capital Partners, LP and (ii) $150,000, within five days of the filing of a registration statement related to the shares issuable upon conversion of the convertible debentures. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 100% of the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date. The debentures are secured by all of the assets of the Company. The debentures have a two-year term and accrue interest at 6% per year. At maturity, the debentures will automatically convert into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock on the date of the debentures or (ii) 100% of the lowest closing bid price of the common stock for the three trading days immediately preceding the conversion date.

ITEM  9.01.  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(a)  Not  applicable

(b)  Not  applicable

(c)  Exhibit  No.  Description




EXHIBIT             DESCRIPTION                                                          LOCATION

Exhibit  99.1       Standby  Equity  Distribution  Agreement dated as of October         Provided herewith
                    27,  2004  between the Company and Cornell Capital Partners,
                    LP

Exhibit  99.2       Registration  Rights  Agreement dated as of October 27, 2004         Provided herewith
                    between  the  Company  and  Cornell  Capital  Partners,  LP
                    Provided  herewith Exhibit 99.3 Escrow Agreement dated as of
                    October  27,  2004 by and among the Company, Cornell Capital
                    Partners,  LP  and  David  Gonzalez,  Esq.

Exhibit  99.4       Placement  Agent  Agreement  dated as of October 27, 2004 by         Provided herewith
                    and  among  the  Company,  Cornell  Capital Partners, LP and
                    Newbridge  Securities  Corporation

Exhibit  99.5       Securities  Purchase  Agreement dated as of October 27, 2004         Provided herewith
                    between  the  Company  and  Cornell  Capital  Partners,  LP

Exhibit  99.6       Security  Agreement dated as of October 27, 2004 between the         Provided herewith
                    Company  and  Cornell  Capital  Partners,  LP

Exhibit  99.7       Investor  Registration  Rights Agreement dated as of October         Provided herewith
                    27,  2004  between the Company and Cornell Capital Partners,
                    LP

Exhibit  99.8       Escrow  Agreement  dated as of October 27, 2004 by and among         Provided herewith
                    the  Company,  Cornell  Capital  Partners,  LP  and  David
                    Gonzalez,  Esq.

Exhibit  99.9       Form  of  Secured  Debenture                                         Provided  herewith

Exhibit  99.10      Irrevocable  Transfer Agent Instructions dated as of October         Provided herewith
                    27, 2004 by and among the Company, Cornell Capital Partners,
                    LP  and  accepted  by  Florida Atlantic Stock Transfer, Inc.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November  4,  2004                        DONOBI,  INC.


                                          By:    /s/  William  M.  Wright,  III
                                                 ------------------------------
                                          Name:  William  M.  Wright  III
                                          Title: President,  Chief  Executive
                                                 Officer  and  Chairman
                                                 of  the Board